REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of this 1st day of May, 1996, by and between First Mortgage Network, Inc., a Florida corporation (the "Company"), and Raymond James & Associates, Inc.
("Shareholder").

                                    RECITALS

     WHEREAS, the Shareholder is a holder of warrants to purchase Common Stock of the Company (the "Warrants");

     WHEREAS, in consideration of services provided by the Shareholder pursuant to the Letter Agreement dated October 6, 1995 and Addendum dated October 10, 1995, between the Shareholder and the Company, the Shareholder and the Company hereby agree that this Agreement shall govern the rights of the Shareholder to cause the Company to register shares of Common Stock issuable to the Shareholder;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions.

     (a) The term "Abbreviated Registration Statement" means a registration statement on Form S-3 or any similar or successor form in which financial statements and other detailed information about the issuer are incorporated by reference from the issuer's periodic reports filed under Securities Exchange Act of 1934.

     (b) The term "Act" means the Securities Act of 1933, as amended, or any successor legislation thereto.

     (c) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

     (d) The term "Registrable Securities" means the Common Stock issuable upon exercise of the Warrants, excluding in all cases, however, any subsequent disposition of such shares by the Shareholder which does not require registration under the Act.

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2. Piggyback Registration.

     2.1 Right to Include Registrable Stock. If the Company proposes to register any of its shares of Common Stock under the Act for its own account or sale for cash (other than a registration on Form S-4 or Form S-8, or any successor or similar forms) (the "Offering"), it will each such time promptly give written notice to the Shareholder. Upon the written request of the Shareholder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Shareholder and the intended method of distribution thereof), the Company will use its reasonable best efforts to effect the registration under the Act of all Registrable Securities which the Company has been requested to register by the Shareholder in accordance with the intended methods of distribution specified in such request: provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Shareholder and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities.

     2.2 Priority in Piggyback Registrations. If the managing underwriter for a piggyback registration involving an underwritten offering advises the Company in writing that, in its opinion, the number of securities of the Company (including Registrable Securities) requested to be included in such registration by the holders thereof exceeds the number of securities of the Company (the "Sale Number") which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include (i) first, all securities of the Company that the Company proposes to register for its own account, (ii) second, to the extent that the number of securities of the Company to be included by the Company is less than the Sale Number, all shares of Common Stock issued upon conversion of Special Preferred Stock (Northern California Division) of the Company and all shares of Common Stock issued upon conversion of Series B Convertible Preferred Stock of the Company requested to be included by the holders thereof, pro rata based on the relative numbers of securities requested to be included by each and (iii) third, to the extent that the number of securities to be included under clauses (i) and (ii) of this Section 2.2 is less than the Sale Number, all Registrable Securities requested to be included by the Shareholder and all other securities of the Company requested to be included by the holders thereof having registration rights, pro rata based on the relative numbers of securities requested to be included by each.


3. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible:

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     (a) Prepare and file with the SEC a registration statement with respect to such of the Registrable Securities as are set forth in the request, use its reasonable best efforts to cause such registration statement to become effective and use its reasonable best efforts to keep such registration statement effective for up to one year (nine months in the case of a registration statement that is not an Abbreviated Registration Statement) but not after such securities cease being Registrable Securities.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Shareholder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Shareholder.

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholder, provided that the Company shall not be required to qualify to do business, subject itself to taxation or to file a general consent to service of process in any such states or jurisdictions.

     (e) In the event the registration statement is used in an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, provided that the Shareholder also has entered into and performed its obligations under such an agreement.

     (f) Notify the Shareholder, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

4. Furnish Information. The Company's obligation to cause any registration statement to become effective in connection with distribution of any Registrable Securities pursuant to this Agreement is contingent upon the Shareholder, with reasonable promptness, furnishing to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities, as is required to effect the registration of the Registrable Securities.

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5. Indemnification. In the event of any registration under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless the Shareholder, any underwriter (as defined in the Act) for such shareholder and each person, if any, who controls such shareholder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act. the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law, and the Company will pay to the Shareholder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (1) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Shareholder, underwriter or controlling person or
(2) a Violation which results from the fact that there was not sent or given to a person who bought Registrable Securities, at or prior to the written confirmation of the sale, a copy of the final prospectus, as then amended or supplemented, if the Company had previously furnished copies of such prospectus hereunder and such prospectus corrected the misstatement or omission forming the basis of the Violation.

     (b) To the extent permitted by law, the Shareholder will indemnify and hold harmless, to the extent of the proceeds received by such Shareholder, the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or action in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Shareholder expressly for use in connection with such registration; and such Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection (b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided,

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however, that the indemnity agreement contained in this subsection (b) does not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder, which consent shall not be unreasonably withheld; provided, that, in no event will any indemnity under this subsection (b) exceed the gross proceeds from the Offering (excluding underwriting discounts and commissions) received by the Shareholder.

     (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement of such action and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in the same proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, relieves such indemnifying party of any liability to the indemnified party under this Section 5, but the omission so to deliver written notice to the indemnifying party does not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party under this Agreement will enter into any settlement or consent to any entry of judgment which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation.

     (d) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

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


     (e) The obligations of the Company and the Shareholder under this Section 5 will survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

6. Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, qualification or compliance will be borne by the Company, except that the Company will not be required to pay underwriters' discounts, commissions, or stock transfer taxes relating to the Registrable Securities or the fees and disbursements of counsel to the Shareholder.

7. Eligibility to Use Rule 144. The Company agrees to file all material required to be filed under Sections 13 and 14 of the Securities Exchange Act of 1934 (the "34 Act") so as to enable the Shareholder to sell Registrable Securities under Rule 144 during the period beginning on the second anniversary date of issuance of the Registrable Securities and prior to the earlier of (i) the third anniversary date of this Agreement or (ii) the date on which there ceases to be any Registrable Securities; except that, this Section shall not require the Company to register its Common Stock under the '34 Act unless otherwise required to do so.

8. Holdback Agreement. If requested by the Company, the Shareholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Act, of any Registrable Securities (in each case, other than as part of the offering to which such registration statement relates) within 7 days before or 90 days after the effective date of a registration statement filed pursuant to this Agreement for an underwritten offering.

9. Miscellaneous.

     9.1 Successors and Assigns. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and assigns of the parties; provided that the Shareholder may not assign his rights under this Agreement without the consent of the Company. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     9.2 Governing Law. This Agreement will be governed by and construed under the laws of the State of Florida.

     9.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

     9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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


     9.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) on the seventh business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (iii) on the next business day after dispatch via nationally recognized overnight courier or (iv) upon confirmation of transmission by facsimile, all addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

If to the Shareholder, to:
           Raymond James & Associates, Inc.
           880 Carillon Parkway
           St. Petersburg, Florida 33716
           Facsimile: (813) 573-3800

If to the Company, to:
           Mr. Seth Werner
           First Mortgage Network, Inc.
           150 South Pine Island Road, Suite 500
           Plantation, FL 33324
           Facsimile: (305) 472-0800

with a copy to:
           Luther F. Sadler, Jr., Esquire
           Foley & Lardner
           200 North Laura Street
           Post Office Box 240
           Jacksonville, FL 32202
           Facsimile: (904) 359-8700

     9.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     9.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph will be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

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     9.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.


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

     9.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FIRST MORTGAGE NETWORK, INC.            RAYMOND JAMES & ASSOCIATES, INC.


By: /s/ Seth W. Werner                  By:  /s/
   -------------------------------           --------------------------------
   Seth S. Werner, President            Its: Executive Vice President


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